As filed with the Securities and Exchange Commission on April 11, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Enact Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-1579166 (I.R.S. Employer Identification No.)
8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Evan Stolove
Enact Holdings, Inc.
8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Andrew L. Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4034	Craig B. Brod Jeffrey D. Karpf Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
Enact Holdings, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
Rights
Units
Guarantees
Enact Holdings, Inc. (“Enact”) may from time to time offer to sell its senior, senior subordinated or subordinated debt securities (which may consist of debentures, notes or other types of debt), shares of its common stock or preferred stock, either separately or represented by warrants or rights, units each representing a combination of two or more of the foregoing securities, as well as guarantees.
We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest.
In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.
Our common stock is listed on the Nasdaq Stock Market under the symbol “ACT.”
The mailing address of our principal executive offices is 8325 Six Forks Road, Raleigh, North Carolina 27615. Our telephone number is (919) 846-4100.
Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus and any risk factors described in any prospectus supplement and in our filings with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus and any prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities by us also will be set forth in the applicable prospectus supplement.
Prospectus dated April 11, 2024.

Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in any prospectus supplement. You therefore should read this prospectus, any prospectus supplement and any free writing prospectus together with any documents incorporated therein by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise stated, or the context otherwise requires (including as noted in “Description of the Debt Securities” herein), references in this prospectus to “Enact,” the “Company,” “we,” “us” and “our” are to Enact Holdings, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the Nasdaq Stock Market. Information about us, including our SEC filings, is also available at our website at https://www.enactmi.com. The contents of our website and the SEC website have not been incorporated into and do not form a part of this prospectus or any prospectus supplement. Enact has included these website addresses only as inactive textual references and does not intend them to be active links to such websites.

Forward-Looking Statements
This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including but not limited to, those set forth in the risk factors in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, incorporated by reference herein and in any prospectus supplement and other offering materials.
By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
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The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on February 29, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 2, 2024 incorporated by reference into Part III of our Annual Report on Form 10-K; and

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The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:
Enact Holdings, Inc.
8325 Six Forks Road,
Raleigh, North Carolina 27615
Attention: Corporate Secretary
(919) 846-4100
Copies of these filings are also available without charge on our website at www.enactmi.com. The contents of our website have not been incorporated into and do not form a part of this prospectus or any prospectus supplement. We have included this website address only as an inactive textual reference and does not intend it to be an active link to its website.

THE COMPANY
Enact is a leading private mortgage insurance company serving the United States housing finance market since 1981 with a mission to help people buy a house and keep it their home. We operate in all 50 states and the District of Columbia. Our principal mortgage insurance customers are originators of residential mortgage loans who typically determine which mortgage insurer or insurers they will use for the placement of mortgage insurance written on loans they originate.
Enact’s address is 8325 Six Forks Road, Raleigh, North Carolina 27615. Enact Holdings, Inc. is incorporated in Delaware.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein) or any prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” above.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.
We will not receive any proceeds from sales of securities by selling securityholders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may from time to time offer under this prospectus, separately or together:
•	senior, senior subordinated or subordinated debt securities;
•	common stock;
•	preferred stock;
•	warrants to purchase from us shares of our common stock, preferred stock or other securities;
•	rights to purchase from us shares of our common stock, preferred stock or other securities;
•	units, each representing a combination of two or more of the foregoing securities; and
•	guarantees.
DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities. As used in this “Description of the Debt Securities” section, unless the context otherwise requires, references to “we,” “us,” “our” or “Enact” refer to Enact Holdings, Inc. alone, without its consolidated subsidiaries.
The debt securities will be our direct obligations and will be issued under one of three indentures to be entered into between us and The Bank of New York Mellon Trust Company, N.A., or another trustee chosen by us that is qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and appointed under an indenture. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.
Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax-sharing arrangements, supplemented with borrowings from time to time. Certain of our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled.
Because we are a holding company, we rely on dividends from, and permitted payments under tax-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.
We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement. Holders of debt securities that we may offer hereby and by any prospectus supplement will not have the benefit of certain covenants applicable to our outstanding debt securities, which may be more restrictive.
Terms Applicable to All Debt Securities
No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.
Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:
•	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);
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any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

•	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;
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the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, the right, if any, of the Company to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the securities of the series and the indenture may be served and notices to holders will be published;

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the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at the option of the Company and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

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the right or the obligation, if any, of the Company to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which securities of the series will be issuable;
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if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

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if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at the election of the Company or a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

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if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

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if other than the principal amount thereof, the portion of the principal amount of such securities of the series that will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

•	the person to whom any interest on any securities of the series will be payable;
•	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;
•	any deletions from, modifications of or additions to the events of default or covenants of the Company pertaining to the securities of the series;
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under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company has the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

•	the forms of the securities of the series;
•	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;
•	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;
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if the securities of the series will be issued in whole or in part in global form, (A) the depository for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

•	the designation of the depository with respect to the securities of the series;
•	any restrictions on the registration, transfer or exchange of the securities of the series;
•
if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

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if the securities of the series will be convertible into or for other securities or property of the Company, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other securities or property of the Company;

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whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

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any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depository or its nominee. Upon issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depository for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.
A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable regulations of the U.S. Department of the Treasury promulgated under the Internal Revenue Code of 1986, as amended, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.
Covenants. We will agree in the indentures with respect to any series of debt securities to:
•	pay the principal, interest and any premium on the securities of the series when due;
•
maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

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prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

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deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

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unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:
•	we are the surviving entity; or
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the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indenture and is organized or existing under the laws of the United States of America or any state thereof or the District of Columbia; and, in either case,

•	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.
Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of the Company’s assets.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:
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all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

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the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:
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to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

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to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance. We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

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we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities;

•	cash in United States dollars;
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non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

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a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

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we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

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no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.
The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.
Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.
Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depository or in the name of a nominee for a depository identified in the prospectus supplement relating to such debt securities. The specific terms of the depository arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depository for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depository for such registered global security or on the records of participants for interests of persons holding through participants.
So long as the depository for a registered global security, or its nominee, is the registered owner of a registered global security, the depository or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:
•	be entitled to have the debt securities represented by such registered global security registered in their names;
•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or
•	be considered the owners of record or holders of the debt securities.
Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depository for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depository would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.
Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee nor any underwriters or agents with respect to any offering will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.
We expect that the depository for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”
If the depository notifies us that it is unwilling or unable to continue as depository for the global security or if at any time the depository ceases to be a clearing agency registered under the Exchange Act, and such registration as a clearing agency is required by applicable law or regulation to serve as a depository, and, in either situation, we do not appoint a successor depository within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimum denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.
Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depository shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in such registered global security.
If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depository identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.
Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.
A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.
Particular Terms of the Senior Debt Securities
Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.
Events of Default. The following, among others, are events of default under a series of senior debt securities:
•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;
•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•
we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

•	we fail to pay our indebtedness in excess of $100,000,000 as set forth in the indenture; and
•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.
If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has received written notice of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, the Board of Directors of the trustee, the executive committee of the trustee or a committee of the trustee’s directors and/or trust officers in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.
The senior indenture entitles the trustee to be indemnified to its satisfaction by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:
•	the direction cannot conflict with any law or regulation or the indenture;
•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and
•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.
A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:
•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;
•
the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•
during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:
•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;
•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and
•	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of each holder of senior debt securities affected.
We will periodically file statements with the trustee regarding our compliance with covenants in the senior indenture.
Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:
•	change the maturity date, or the payment date of any installment interest on, any securities;
•	reduce the principal amount of, or interest on, any securities;
•	change the place, manner or currency of payment of principal of, or interest on, any securities;
•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;
•	change the ranking of the securities in a manner adverse to the holders of securities;
•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;
•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;
•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.
We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:
•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;
•	add guarantees with respect to the securities;

•	secure the securities;
•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;
•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depository;
•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;
•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or
•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities
Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.
Subordination. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:
•	any liability for federal, state, local or other taxes;
•	any indebtedness to any of our subsidiaries or other affiliates;
•	any trade payables;
•	any indebtedness that we may incur in violation of the senior subordinated indenture; or
•	obligations under any subordinated debt securities.
If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.
We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.
The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.
We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.
The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.
Events of Default. The following, among others, may be events of default under a series of senior subordinated debt securities:
•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;
•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;
•
we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

•	we fail to pay our indebtedness in excess of $100,000,000 as set forth in the indenture; and
•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.
If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has received written notice of the default or event of default.
Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, the Board of Directors of the trustee, the executive committee of the trustee or a committee of the trustee’s directors and/or trust officers in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture), of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.
The senior subordinated indenture entitles the trustee to be indemnified to its satisfaction by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:
•	the direction cannot conflict with any law or regulation or the indenture;
•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and
•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.
A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:
•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;
•
the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and
•
during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:
•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;
•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and
•	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of each holder of senior subordinated debt securities affected.
We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.
Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:
•	change the maturity date, or the payment date of any installment interest on, any securities;
•	reduce the principal amount of, or interest on, any securities;
•	change the place, manner or currency of payment of principal of, or interest on, any securities;
•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;
•	change the ranking of the securities in a manner adverse to the holders of securities;
•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;
•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;
•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.
We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:
•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;
•	add guarantees with respect to the securities;
•	secure the securities;
•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;
•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depository;
•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;
•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or
•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities
Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.
Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:
•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and
•
different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

•	The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.
Events of Default. The following, among others, may be events of default under a series of subordinated debt securities:
•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;
•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;
•
we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	we fail to pay our indebtedness as set forth in the indenture; and
•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.
If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has received written notice of the default or event of default.
Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, the Board of Directors of the trustee, the executive committee of the trustee or a committee of directors and/or trust officers of the trustee in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any (subject to applicable subordination provisions in the relevant indenture), of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified to its satisfaction by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:
•	the direction cannot conflict with any law or regulation or the subordinated indenture;
•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and
•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.
A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:
•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;
•
the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and
•
during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:
•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;
•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and
•	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of each holder of subordinated debt securities affected.
We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.
Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture.

Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:
•	change the maturity date, or the payment date of any installment interest on, any securities;
•	reduce the principal amount of, or interest on, any securities;
•	change the place, manner or currency of payment of principal of, or interest on, any securities;
•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;
•	change the ranking of the securities in a manner adverse to the holders of securities;
•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;
•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;
•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.
We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:
•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;
•	add guarantees with respect to the securities;
•	secure the securities;
•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;
•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depository;
•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;
•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or
•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Concerning the Trustee
In the ordinary course of its business, The Bank of New York Mellon Trust Company, N.A., the initial trustee, provides, and may continue to provide, service to us as trustee under the indentures governing certain of our senior notes and will provide service to us as trustee under any indentures to be entered into with respect to any future issuances of senior, senior subordinated or subordinated debt securities. Each indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indentures permit, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest as such term is defined in the Trust Indenture Act, it must eliminate such conflict or resign.
The indentures provide, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indentures, unless it receives indemnity satisfactory to it against any loss, liability or expense.
DESCRIPTION OF OUR OTHER OFFERED SECURITIES
We will set forth in a prospectus supplement a description of the common stock, preferred stock, warrants, rights, units or guarantees to be offered under this prospectus.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in a prospectus supplement.
VALIDITY OF THE SECURITIES
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities offered hereby. Unless otherwise indicated in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.
EXPERTS
The consolidated financial statements of Enact Holdings, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other expenses of issuance and distribution.
The following is a statement setting forth the estimated expenses of Enact in connection with the offering described in this registration statement.
SEC registration fee	$*
Printing expenses	+
Legal fees and expenses	+
Audit fees and expenses	+
Trustee fees and expenses	+
Rating agency fees	+
Miscellaneous expenses	+
Total	$ +
*
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this registration statement of which the related prospectus forms a part.

+	Estimated expenses are not presently known.
The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered and any expenses borne by any selling securityholder will be included in a prospectus supplement in accordance with Rule 430B.
Item 15.	Indemnification of directors and officers.
Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Article VI of our amended and restated certificate of incorporation provides that any amendment, repeal or modification of such article, unless otherwise required by law, will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or amendment of a director serving at the time of such repeal or modification.
Our amended and restated bylaws provide that we shall indemnify each of our directors and executive officers and that we shall have power to indemnify our other officers, employees and agents, to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts actually and reasonably paid in settlement that are incurred by such director, officer or employee or on such director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated bylaws further provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees, in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
In addition, our amended and restated bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or otherwise. Our amended and restated bylaws authorize us to provide insurance for our directors, officers, employees and agents against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or our amended and restated bylaws.
We maintain a general liability insurance policy that covers certain liabilities of our directors and certain officers arising out of claims based on acts or omissions in their capacities as directors or executive officers.
The Company has entered into indemnification agreements with each of its directors and executive officers (each an “Indemnitee”), each of which provides contractual indemnification, expense advancement, and other related rights to the Indemnitee in accordance with the laws of the state of Delaware. The indemnification agreements are primarily designed to codify the existing protections for the Indemnitees under the Company’s articles of incorporation and by-laws and under Delaware law described above and to provide additional procedural protections. The indemnification agreements do not mandate indemnification of Company officials for acts that the Company was not previously required to indemnify.
Each indemnification agreement obligates the Company to indemnify the Indemnitee, to the fullest extent permitted by Delaware law, against all Indemnifiable Amounts (as such term is defined in the indemnification agreements). Each indemnification agreement also provides the Indemnitee with certain rights to advancement of expenses relating to any claim paid or incurred, or reasonably likely to be paid or incurred, by the Indemnitee. Further, under each indemnification agreement, the Indemnitee is presumed to have satisfied the applicable standard of conduct under Delaware law required for indemnification, and the Company may overcome that presumption with a preponderance of the evidence to the contrary.
Any underwriting agreement that the registrant may enter into may provide for indemnification of directors and officers of the registrant by the underwriters against certain liabilities and contribution with respect to such liabilities.

Item 16.	Exhibits.
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of Enact Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Enact’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022).

3.2
Amended and Restated Bylaws of Enact Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Enact’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2022).

4.1*	Form of Common Stock Certificate.
4.2	Form of Senior Note Indenture, between Enact Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee for the senior debt securities.
4.3	Form of Senior Subordinated Note Indenture, between Enact Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee for the senior subordinated debt securities.
4.4	Form of Subordinated Note Indenture, between Enact Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee for the subordinated debt securities.
4.5*	Form of Certificate of Designation of Preferred Stock.
4.6*	Form of Guarantee.
4.7*	Form of Warrant Agreement.
4.8	Form of senior debt security (included in Exhibit 4.2).
4.9	Form of senior subordinated debt security (included in Exhibit 4.3).
4.10	Form of subordinated debt security (included in Exhibit 4.4).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gibson, Dunn & Crutcher LLP is included in its opinion referred to in Exhibit 5.1 above.
24	Power of Attorney.
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the form of Senior Note Indenture.
25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the form of Senior Subordinated Note Indenture.
25.3	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the form of Subordinated Note Indenture.
107	Filing Fee Table.
*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on April 11, 2024.
ENACT HOLDINGS, INC.

By:	/s/ Rohit Gupta
Name:	Rohit Gupta
Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Rohit Gupta	President, Chief Executive Officer and Director (principal executive officer)	April 11, 2024
Rohit Gupta

/s/ Hardin Dean Mitchell	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)	April 11, 2024
Hardin Dean Mitchell

/s/ James McMullen	Vice President, Controller and Principal Accounting Officer	April 11, 2024
James McMullen

*	Director	April 11, 2024
Thomas J. McInerney

*	Director	April 11, 2024
Jerome T. Upton

*	Director	April 11, 2024
Dominic Addesso

*	Director	April 11, 2024
Michael A. Bless

*	Director	April 11, 2024
John D. Fisk

*	Director	April 11, 2024
Sheila Hooda

*	Director	April 11, 2024
Robert P. Restrepo Jr.

*	Director	April 11, 2024
Debra W. Still

*	Director	April 11, 2024
Westley V. Thompson

*	Director	April 11, 2024
Anne G. Waleski

/s/ Rohit Gupta	As Attorney-In-Fact for the individuals noted above with an asterisk	April 11, 2024
Rohit Gupta